[iVillage Logo]

FOR IMMEDIATE RELEASE


                       iVILLAGE REAFFIRMS Q1 2001 GUIDANCE


NEW YORK - April 18, 2001-- iVillage Inc. (Nasdaq: IVIL), operator of the iVillage Network, which includes iVillage.com, Lamaze Publishing and the Newborn Channel, today reaffirmed previously issued guidance for first quarter 2001 revenues.

While the entire Internet sector is affected by the downturn in ad spending, iVillage indicated in February that revenue fall off from fourth quarter 2000 to first quarter 2001 would not exceed 35%. iVillage reconfirms that guidance today. iVillage also expects that EBITDA loss will be less than $10 million. Please note that this does not include any assumptions with respect to iVillage's pending acquisition of Women.com.

In addition, the company announced that, to further align operating costs with revenues, it plans to reduce its workforce by approximately 30 employees, or 9.5%. iVillage will discuss 2001 first quarter financial results during a conference call on May 3, 2001 at 5:30 PM (EDT). A Webcast of the call will be available on the Investor Relations section of iVillage's Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on iVillage's Investor Relations Web site from 7:30 PM (EDT) Thursday, May 3, 2001 until 7:30 PM (EDT) Monday, May 7, 2001.

About iVillage Inc.
iVillage is a media company, which operates iVillage.com, Lamaze Publishing and the Newborn Channel. iVillage.com is a leading women's online destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Books, Computing, Diet & Fitness, Food, Games, Health, Home & Garden, Lamaze, Money, News & Issues, Parenting, Pets, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services. Membership to iVillage.com is free and offers features such as e-mail, personal homepages, instant messaging and other community tools.



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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) iVillage's ability to successfully consummate, integrate and manage its proposed acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

In connection with their proposed merger and related rights offering to stockholders of Women.com Networks, Inc., iVillage Inc. and Women.com have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC"), and a Joint Proxy Statement/Prospectus is included in that Registration Statement. Other materials relating to the merger also will be filed with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Due to the above, SEC restrictions limit public statements by iVillage representatives to those contained within the S-4 Registration Statement. Please be advised that iVillage representatives will not answer any questions or otherwise provide any information on this teleconference (e.g. pro forma projections for the combined company post-merger) requiring them to disclose forward-looking or other information which is not expressly contained within the S-4 Registration Statement until such Registration Statement has been declared effective and the rights offering has been completed.

Materials filed with the SEC are available electronically, without charge, at an Internet site maintained by the SEC. The address of that site is http://www.sec.gov. In addition, the Joint Proxy Statement/Prospectus filed with the SEC by iVillage will be mailed to iVillage's stockholders and may be obtained without charge upon request to iVillage, attention Carl Fischer, Vice President, Corporate Communications, 212.600.6502.

                                                       # # #



CONTACTS:

iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com

The Abernathy MacGregor Group Inc.
Carina Thate
212.371.5999
cct@abmac.com